Exhibit 99.1
JLL Income Property Trust
Completes Full Cycle UPREIT Transaction in DST Platform

Chicago (August 18, 2026) – JLL Income Property Trust, an institutionally managed, daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX; ZIPIBX; ZIPSAX; ZIPZAX; ZIPDBX) with approximately $6.9 billion in portfolio equity and debt investments, announced the full cycle UPREIT of assets owned by JLLX Diversified Portfolio III, DST from its JLL Exchange platform, which offers reinvestment opportunities to 1031 exchange investors. In a 721 UPREIT transaction, real estate can be exchanged on a tax-deferred basis for partnership interests in a REIT, offering the potential for owners of the exchanged property to achieve greater diversification, current income and appreciation.

JLLX Diversified Portfolio III, DST is a two-property DST syndicated between November 2023 and May 2024, comprised of one light industrial property and one medical outpatient building. The portfolio is 100% leased to two tenants with 7.5 years of weighted average lease term. Over the hold period, the combined portfolio experienced a $1.3 million increase in value. The REIT has elected to exercise its option to acquire the DST properties, completing the full cycle transaction via a 721 UPREIT. Investors will receive operating units of JLL Income Property Trust equal to the value of the DST properties adjusted for transaction costs, distributions, and reserves.

“JLL Exchange continues to provide innovative solutions to the historical challenges investors face with traditional 1031 products,” said Drew Dornbusch, Head of JLL Exchange. “With JLL Income Property Trust’s UPREIT acquisition of these properties, we’ve demonstrated our ability to provide 1031 exchange investors with current income, capital preservation and ultimately, a tax-deferred interest in a diversified, institutional core real estate portfolio.”

Allan Swaringen, President and CEO of JLL Income Property Trust added, “Delivering an income-focused, high-quality core diversified real estate fund to our DST investors through the UPREIT of these properties demonstrates the true benefits of our JLL Exchange program. These transactions confirm our ability to respond to market demand with another innovative tax-advantaged solution for the private wealth market.”

Since its inception in 2019, JLL Exchange has provided exchange solutions for over $2.5 billion of investors’ capital across 30 DST offerings from property owners seeking to maintain a meaningful allocation to real estate in a tax efficient manner. To date, JLL Income Property Trust has completed 20 full cycle UPREIT transactions totaling $1.5 billion.

JLL Income Property Trust is an institutionally managed, daily NAV REIT that brings to investors a growing portfolio of core real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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JLL INCOME PROPERTY TRUST, INC. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX; ZIPIBX; ZIPSAX; ZIPZAX; ZIPDBX),

JLL Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare and office properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

ABOUT LASALLE INVESTMENT MANAGEMENT | INVESTING TODAY. FOR TOMORROW.

LaSalle Investment Management, a subsidiary of JLL, is a globally integrated, diverse real estate investment manager. On a global basis, LaSalle manages US$86.8 billion of assets in private and public real estate equity and debt investments as of Q1 2026. LaSalle's client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a diverse range of investment vehicles, including separate accounts, open- and closed-end funds, public securities and entity-level investments.

Forward Looking Statements and Future Results

This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future distributions will be paid.

Contacts:
Michael Gelobter
LaSalle Investment Management
Email: Michael.gelobter@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com